Exhibit 3.2
                              AMENDED AND RESTATED
                                    BYLAWS OF
                               CII FINANCIAL, INC.
                           (A CALIFORNIA CORPORATION)

                               ARTICLE I. OFFICES

         Section 1.01 Principal Executive Office. The principal executive office of the corporation is hereby fixed in Pleasanton, County of Alameda, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

         Section 1.02 Other Offices. The corporation may also have an office or offices at such other place or places, either within or without the State of California, as the Board may from time to time determine or as the business of the corporation may require.

                            ARTICLE II. STOCKHOLDERS

         Section 2.01 Annual Meetings. The Annual Meeting of stockholders of the corporation, for the purpose of electing directors and for the transaction of such other proper business as may come before such meeting, may be held on such day and at such time as the Board shall determine by resolution; provided, however that should said day fall upon a Saturday, Sunday or legal holiday observed by the corporation at its principal executive office, then any such Annual Meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. If the Board fails to designate the date and time of an Annual Meeting, said Annual Meeting shall be held on the first Tuesday of June of each Year.

         Section 2.02 Special Meetings. Special Meetings of stockholders may be called at any time for any purpose or purposes permitted under California law by the Board, by the Chairman of the Board, by the President or by stockholders entitled to cast not less than ten percent (10%) of the votes at such meeting.

         Section 2.03 Place of Meetings. All meetings of stockholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of California, as shall be determined from time to time by the Board of Directors or as specified in the respective notices or waivers of notice thereof.

         Section 2.04 Notice of meetings. (a) Written notice of each Annual or Special Meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to a vote thereat. Such notice shall state the place, date, and hour of the meeting, and (i) in the case of a Special Meeting, the general nature of the business to be transacted; or (ii) in the case of the Annual Meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice, to be presented by management for election.

         (b) Notice of a meeting of stockholders shall be given either personally or by mail addressed, postage prepaid, to the stockholder at the address of such stockholder appearing on the books of the corporation, or if no such address appears or is given constructive notice may be given to him as provided by the California General Corporation Law. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice; and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting has not been lawfully called or convened. An affidavit by the Secretary of the corporation of mailing of any notice shall be Prima facie evidence of the giving of the notice.

         Section 2.05 Quorum and Vote Required. (a) At any meeting of stockholders the holders of record of a majority of the shares issued and outstanding and entitled to a vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business. The affirmative vote of the holders of the majority of the shares of such stock so constituting a quorum shall be considered to be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.

         (b) The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum (as hereinabove defined), if any action taken (other than adjournment) is approved by at least a majority of the number of shares required, as noted above, to constitute a quorum.

         Section 2.06 Adjourned Meeting and Notice Thereof. (a) Any meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum no other business may be transacted at such adjourned meeting.

         (b) It shall not be necessary to give any notice of the time and place of an adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting of stockholders is adjourned for more than forty-five (45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         Section 2.07 Voting. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.08 of this Article. Persons holding stock of the corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote the pledged stock, unless in the transfer by the pledge on the books of the corporation he shall have expressly empowered the pledge to vote thereon, in which case only the pledge, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted by any one of the registered holders, either in person or by proxy.

         Section 2.08 Record Date. (a) The Board may fix in advance a record date for the determination of stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any rights, or entitled to rights, or entitled to exercise any rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any of the other aforementioned actions. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, not withstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

         (b) If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. If no record date is fixed by the Board, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

         Section 2.09 Consent of Absentees. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or be made a part of the minutes of such meeting.

         Section 2.10 Action Without Meeting. Any action which, under any provision of law, may be taken at any Annual or Special Meeting of stockholders, may be taken without a meeting and without prior notice thereof if a consent in writing, setting forth the actions so taken, shall be signed by the holders of record of the issued and outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the Selection of directors. Unless a record date for voting purposes be fixed as provided in Section 2.08 of this Article, the record date for determining stockholders entitled to give consent pursuant to this Section 2.10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

         Section 2.11 Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary of the corporation not less than forty-eight (48) hours prior to the meeting; provided, however, that no proxy may be voted or acted upon after eleven (11) months from its date unless the proxy shall provide for a longer period. A proxy may be revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked, or by a subsequent proxy executed or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy.

         Section 2.12 Conduct of Meetings. The Chairman of the Board or in his absence the President of the corporation, or in his absence the vice-president designated by him, shall preside as Chairman at all meetings of stockholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made by a stockholder entitled to vote and who is represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the Chairman of a meeting of stockholders.

         Section 2.13 Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors are not appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of such meeting may appoint inspectors at the meeting. The number of inspectors shall be either one
(1) or three (3). Each inspector so appointed shall first subscribe an oath to faithfully execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors (I) shall decide upon the qualification of those entitled to vote; (ii) shall report the number of shares represented at the meeting and entitled to vote on the question presented; (iii) shall conduct the balloting and accept the votes; and (iv) when the voting is completed, shall ascertain and report the number of shares voted respectively for and against each question presented. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the corporation. The inspectors need not be stockholders of the corporation, and any officer of the corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest of any nature.

                             ARTICLE III. DIRECTORS

         Section 3.01 Powers. Subject to any limitation of the Articles of Incorporation, of these Bylaws, and of actions required by law to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be vested in, and exercised by or under the direction of the Board of Directors. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         Section 3.02 Number of Directors. The authorized number of directors of the corporation shall be not less than three (3) directors nor more than a maximum of five (5) directors, provided that at least two (2) directors shall constitute a quorum at any meeting of the directors. The exact number of directors shall be set within these limits from time to time (a) by approval of the Board of Directors, or (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to
Section 2.10 hereinabove.

         Each of the directors shall be at least eighteen (18) years of age. A majority of the directors shall be citizens and residents of the United States.

         Section 3.03 Election and Term of Office. (a) Directors will be elected in the manner provided herein at each Annual Meeting of stockholders, but if such Annual Meeting of stockholders is not held or the Directors are not elected thereat, the Directors may be elected at any Special Meeting of stockholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the next Annual Meeting of stockholders and until a successor has been duly elected and qualified.

         (b) At each election the persons receiving the greatest number of votes, up to the number of Directors then to be elected, shall be the persons then elected. The election of Directors shall be subject to any provisions contained in the Articles of Incorporation relating thereto, and to any provisions of law for cumulative voting. Nominations of persons to serve as Directors shall be submitted to the Secretary of the corporation at the meeting of stockholders at which Directors will be elected.

         Section 3.04 Resignation. Any Director may resign at any time by giving written notice to the Board or to the Chairman of the Board, the President or the Secretary of the corporation. Any such resignation shall take effect at the times specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If resignation is to be effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 3.05 Vacancies. (a) A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the stockholders fail at any Annual or Special Meeting of stockholders at which any Directors are elected to elect the full authorized number of Directors to be voted for at said meeting.

         (b) The Board may declare vacant the office of a Director who has been declared of unsound mind by an order of court or who has been convicted of a felony. Except to the extent it would be contrary to the Articles of Incorporation or law, any Director may be removed at any time, with or without cause, by the affirmative vote of stockholders having a majority of the voting power of the corporation given at a Special Meeting of stock-holders called for that purpose; provided, however, that no Director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the total number of votes were cast (or if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         (c) No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

         (d) Except as otherwise provided in the Articles of Incorporation, any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the vote of the majority of the remaining Directors, although less than a quorum; provided, however, that a vacancy occurring by reason of removal of a Director may be filled only by the stockholders. The stockholders may elect a Director at any time to fill a vacancy not filled by the Directors, and any such election by written consent shall require the consent of a majority of the stockholders entitled to vote; provided, however, that no Director shall be elected by written consent to fill a vacancy created by removal of any Director, except, by the unanimous written consent of all stockholders entitled to vote for the election of Directors. Each Director chosen to fill a vacancy shall hold office until his successor shall have been elected and qualified or until he shall resign or shall have been removed.

         Section 3.06 Place of Meetings. All meetings of the Board shall be held either at the principal executive office of the corporation or at any other location within or without the State of California as shall be determined, from time to time, by the Board of Directors, or as specified in the respective notices or waivers of notice thereof.

         Section 3.07 First Meeting. Immediately following each Annual Meeting of stockholders the Board shall meet for the purpose of organization, selection of a Chairman of the Board, election of Officers, and the transaction of any other proper business. Except as provided by law, notice of such first Meeting is hereby dispensed with.

         Section 3.08 Regular Meetings. The Board shall hold Regular Meetings at least once per calendar quarter. Except as provided by law, notice of Regular meetings is hereby dispensed with.

         Section 3.09 Special Meetings. (a) Special Meetings of the Board may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

         (b) Special Meetings of the Board shall be held upon at least four (4) days' written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each Director at such Director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the Director for purposes of notice.

         Section 3.10 Quorum. The presence of a majority of the directors present at any meeting of the Board, but which majority shall in no event be less than two (2) directors, shall be required to constitute a quorum of the Board for the transaction of business at any meeting of the Board, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law, by these Bylaws, or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the number of Directors required, as noted above, to constitute a quorum for such meeting. The Directors shall act only as a Board, and the individual Directors shall have no power as such, unless such power be expressly conferred upon a Director by a duly adopted resolution of the Board.

         Section 3.11 Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear and freely communicate with one another.

         Section 3.12 Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

         Section 3.13 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of Directors to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

         Section 3.14 Fees and Compensation. No stated salary shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each Regular or Special

         Meeting of the Board or an annual Director's fee, or both, may be paid; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Members of Board committees may be allowed like compensation for attending committee meetings.

         Section 3.15 Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board. Any action without a meeting of the Board shall be limited to those situations where time is of the essence and not in lieu of a regularly scheduled meeting.

         Section 3.16 Committees. The Board may, by resolution passed by a majority of the authorized number of Directors, designate one or more committees, each committee to consist of at least three (3) of the directors of the corporation. Among these committees may be an Executive Committee which shall have and may exercise all the powers and authority of the Board in the management of the affairs of the corporation between Regular or Special meetings of the Board.

         Section 3.17 Officers of the Board. The Board shall have a Chairman of the Board and may, at the discretion of the Board, have one or more Vice Chairmen. The Chairman of the Board and the Vice Chairmen shall be appointed from time to time by the Board, and shall have such powers and duties as shall be designated by the Board or as provided herein in these Bylaws.

                               ARTICLE IV.OFFICERS

         Section 4.01 Officers. The principal corporate and executive officers of the corporation shall be a president, a vice president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board and such other officers, with such titles and duties as may be determined by the board of directors. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

         Section 4.02 Election and Term of Office. The officers of the corporation, except those appointed by delegated authority pursuant to Section
4.03 of this Article, shall be elected annually the board of directors, and each such officer shall hold office after the expiration of his term until a successor is chosen or until his resignation or removal before the expiration of his term. A failure to elect officers shall not require the corporation to be dissolved.

         Section 4.03 Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees, or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 4.04 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors, subject, in each case, to the rights, if any, of any such officer under any contract of employment with the corporation.

         Any officer may resign at any time by giving written notice to the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Vacancies. A vacancy in any office shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

         Section 4.06 Duties and Compensation. Officers of the corporation shall have such powers and duties, and shall receive such compensation therefor, as may be specified from time to time by the board of directors. In the absence of any contrary determination by the board of directors, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the power and authority of the board of directors, have general supervision, direction, and control of the officers, employees, business, and affairs of the corporation. The president shall sign, execute and acknowledge, or authorize another officer or agent to sign, execute and acknowledge in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation.

                          ARTICLE V. CONTRACTS, CHECKS,

                           DRAFTS, BANK ACCOUNTS, ETC.

         Section 5.01 Execution of Contracts. Except as these Bylaws may otherwise provide, the Board may, by duly adopted resolution, authorize any officer or agent of the corporation to enter into any contract or execute any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         Section 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

         Section 5.03 Deposit. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any Board committee, Officer, assistant, agent or attorney of the corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the corporation, the President, Secretary, any Vice-President or the Treasurer (or any other Officer, assistant, agent or attorney of the corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

         Section 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any Board committee, Officer, assistant, agent or attorney of the corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                      ARTICLE VI. SHARES AND THEIR TRANSFER

         Section 6.01 Certificates for Stock. Every owner of stock of the corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued, and shall be signed in the name of the corporation by the Chairman of the Board, or the President, and by the Secretary or Assistant Secretary, or the transfer agent or registrar of the corporation. Any of the signatures on the certificates may be a facsimile, provided that at least the signature of the corporation's transfer agent or registrar is an original signature. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such Officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such Officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, respectively, and the respective issuance dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

         6.02 Transfer of Stock. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all required taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

         Section 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any Officer or Officers to appoint one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures or facsimiles thereof of any of them.

         Section 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate may be issued in its place upon proof of such loss, theft, destruction, or mutilation, and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

                           ARTICLE VII INDEMNIFCATION

         Section 7.01 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broad indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter "Expenses"). The right to indemnification conferred in this Article shall be a contract right. It is the corporation's intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California General Corporation Law, as authorized by the corporation's Articles of Incorporation.

         Section 7.02 Authority to Advance Expenses. The right to indemnification provided in Section 7.01 of these Bylaws shall include the right to be paid, in advance of a Proceeding's final disposition, Expenses incurred in defending that Proceeding; Provided, however, that if required by the California General Corporation Law, as amended, the payment of Expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under this Article or otherwise. The Agent's obligation to reimburse the corporation for the Expense advances shall be unsecured and no interest shall be charged thereon.

         Section  7.03 Right of Agent to Bring Suit.  If a claim  under  Section
7.01 or 7.02 of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the Agent may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Agent shall also be entitled to be paid the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the Agent has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the Agent for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Agent is proper under the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Agent had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         Section 7.04 Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the
Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

         Section 7.05 Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California General Corporation Law, as amended.

         Section 7.06 Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Section 7.07 Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

         Section  7.08  Effect  of  Amendment.   Any   amendment,   repeal,   or
modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

         Section 7.09 Subrogation. In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

         Section 7.10 No Duplication of Payments. The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                           ARTICLE VIII. MISCELLANEOUS

         Section 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the corporation and words and figures showing that the corporation was incorporated in the State of California and the year of incorporation.

         Section 8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         Section 8.03 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year.

         Section 8.04 Dividends. The Board may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by law, subject to any contractual restrictions to which the corporation is then subject.

         Section 8.05 Representation of Shares of Other Corporations. The President or any Officer or Officers authorized by the Board or by the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by any such Officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said Officer.

         Section 8.06 Inspection of Bylaws. The corporation shall keep at its principal executive office the original or a copy of its Bylaws as amended to date which shall be open to inspection by stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, it shall upon the written notice of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date. The original or a copy of the Bylaws certified to be a true copy by the Secretary or an Assistant Secretary of the Corporation shall be prima facie evidence of the adoption of such Bylaws and of the matters stated therein.

         Section 8.07 Amendment of Bylaws. (a) Except as otherwise provided by law or Section 3.02 of these bylaws, these bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote, including, if applicable, the affirmative vote, including, if applicable, the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or the Articles of Incorporation to vote as a class or series on the amendment or repeal or adoption of any bylaw or bylaws; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares as provided herein.

         (b) Subject to the right of the outstanding shares to adopt, amend, or repeal Bylaws and to any restrictions imposed by the Articles of Incorporation on the power of the Board to adopt, amend, or repeal Bylaws, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional Bylaws adopted, by approval of the Board, provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of Incorporation. After shares are issued, any Bylaw changing the number of Directors or changing from a variable to a fixed Board may be adopted only by approval of the outstanding shares.

         Section 8.08 Construction of Bylaws. Unless otherwise stated in these Bylaws or unless the context requires, the definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the word "person" includes a corporation or other entity as well as a natural person.